UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 25, 2019

Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 FIFTH STREET

AMES, IOWA 50010

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (515) 232-6251

NOT APPLICABLE

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	ATLO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events

On October 25, 2019, Ames National Corporation (the “Company”) announced the completion of the acquisition of all the outstanding stock of Iowa State Savings Bank (“ISSB”), an Iowa state chartered bank, from Iowa Community Bancorp, Inc. (“Iowa Community”) in accordance with the terms of the Stock Purchase Agreement dated July 29, 2019 (the “Purchase Agreement”) by and among ISSB, Iowa Community and the Company (the “Stock Acquisition”). Pursuant to the Purchase Agreement, the Company paid Iowa Community cash of approximately $22.3 million to complete the Stock Acquisition. ISSB, located in Creston, Iowa, has assets of approximately $210 million, loans of approximately $138 million and deposits of approximately $187 million. ISSB will remain a separately chartered bank following the Stock Acquisition, and will continue operations through its five bank offices located in Creston, Lenox, Corning and Diagonal, Iowa.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is included as Exhibit 2 to Form 10-Q as filed with the Securities and Exchange Commission on August 7, 2019, and is incorporated herein by reference.

A copy of the Company’s press release, dated October 28, 2019, announcing the completion of the Stock Acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

(d)     The following exhibit is furnished as part of this Report.

Exhibit No.                                        Description

99.1                                        News Release dated October 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: October 28, 2019	By:	/s/ John P. Nelson
John P. Nelson, President (Principal Executive Officer)